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[LOGO OF UPC]                                                      [LOGO OF SBS]



For immediate release

UPC TO OFFER TO ACQUIRE SBS BROADCASTING, SIGNIFICANTLY EXPANDING ITS MEDIA AND CONTENT OPERATIONS

AMSTERDAM and LUXEMBOURG, 9 March 2000 - United Pan-Europe Communications (NASDAQ: UPCOY: Amsterdam Stock Exchange (AEX):UPC) and SBS Broadcasting (NASDAQ: SBTV; AEX: SBSB) announced today that they have entered into an agreement whereby UPC is expected to make an exchange offer to acquire SBS, one of Europe's fastest growing television and radio broadcasting groups, in an approximately $2.8 billion stock and cash transaction valuing SBS at approximately $85.14 per share, based on UPC's current share price.

The transaction, which has the full support of the Boards of Directors of UPC and SBS, provides that UPC will initiate an exchange offer to acquire all of the issued and outstanding shares of SBS for (i) $40.00 per SBS share in cash, and
(ii) 0.19048 shares of UPC Ordinary Shares A per SBS share subject to a collar mechanism explained below. The Board of Directors of SBS has recommended the transaction to all of its shareholders. UPC intends that all shares not purchased in the exchange offer will be converted into the right to receive the same cash and stock consideration as provided in the exchange offer, in a second step transaction following consummation of the exchange offer.

Concurrent with execution of the exchange offer, certain holders of common stock and options of SBS entered into agreements to tender or exchange all of their equity interests in SBS to UPC which, together with UPC's current interest represents 27.6% of the outstanding common stock, or 40.9% of the common stock on a fully diluted basis. In addition, Harry Evans Sloan, Chairman and CEO of SBS, is being nominated to join the UPC Supervisory Board.

SBS creates, acquires, packages and distributes programming and other media content in many of the UPC territories and elsewhere in Europe via television channels, radio stations and the Internet. SBS owns and/or operates ten television and 17 radio stations across ten European countries in addition to various promotional and destinational websites. Through its SBS New Media division, SBS leverages its proprietary content and its promotional and content aggregation expertise to develop digital content and Internet businesses.

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UPC's expected acquisition of SBS builds on the previously announced strategic alliance between the two companies to link more closely their media content and distribution capabilities. SBS will join UPC Media to create the first real pan-European multi media platform operating in 18 European countries by combining SBS's strength in free-to-air broadcasting with UPCtv's significant presence in the multi-channel television sector.

Commenting for UPC, Mark Schneider, Chairman and Chief Executive, said: "This transaction represents another important step in the development of UPC Media's digital content and interactive programming strategy. Our broadband vision centers on the delivery of compelling content and services to our customers across a variety of distribution platforms, and SBS brings significant expertise in the development, acquisition and packaging of high quality content that we believe meaningfully enhances our ability to fulfill this vision. In particular, this transaction will benefit our UPCtv and chello internet divisions.

"We at UPC are excited about the opportunity to work more fully with Harry Evans Sloan and his SBS team to establish the first pan-European company with strength in all major content distribution windows. Furthermore, we view the significant geographic synergies between our existing cable and internet operations with those of SBS as an outstanding opportunity for expanding our advertising and e-commerce relationships in our local markets."

Harry Evans Sloan, Chairman and Chief Executive Officer of SBS, said: "The combination of SBS and UPC is very strategic. We are pleased to be joining forces, and we look forward to developing UPC Media into Europe's leading content player. For SBS, this is a natural alliance because UPC is a leading provider of cable services and content in most of our broadcast markets. Working together, we can accelerate the development of SBS' core businesses and new media strategies."

Andrew Barron, Managing Director of UPC Media, commented: "This is a major development for the media content business of UPC which will enhance the quality and breadth of our existing programming portfolio across entertainment, information, interactive and e-commerce content. This transaction will provide greater choice and higher quality video services to residential and business subscribers throughout Europe."

Howard A. "Woody" Knight, SBS Vice Chairman and Chief Operating Officer, added:
"This transaction recognizes substantial value for SBS shareholders and is clearly advantageous for all our stakeholders. UPC is Europe's leading broadband communications company. Combining our strengths creates an unparalleled opportunity to accelerate the growth of both companies and to build additional shareholder value."

UPC was advised by Goldman Sachs International and Clifford Chance in this transaction; SBS was advised by Donaldson, Lufkin & Jenrette International and Sullivan & Cromwell.

Description of Certain Terms of the Transaction:

The exchange offer is currently expected to commence in the 3rd quarter 2000 after a registration statement has been filed with the US Securities and Exchange Commission and declared effective and offer documents become available. The exchange offer will be conditioned upon receipt by UPC of SBS shares which together with the approximately 23% held by UPC represent at least 66 2/3% of the outstanding SBS shares on a diluted basis and other customary conditions. The stock portion of the consideration in the tender offer will be subject to a collar provision whereby SBS shareholders will receive not less than $77.50 and not more than $86.00 for each SBS share based on UPC's average closing share price prevailing on the trading days ending shortly prior to the making of the exchange offer. Furthermore, the parties will work together to obtain the necessary and appropriate consents and approvals to proceed with the transaction.

Description of Parties to Transaction:

SBS is a European commercial television and radio broadcasting company with operations in Western and Central Europe. Countries where SBS currently broadcasts include: Sweden, Norway, Denmark, Belgium, The Netherlands, Hungary, Switzerland, Finland, Greece and Slovenia. SBS is also an emerging presence in many aspects of European new media. SBS

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holds ownership interests in a variety of e-commerce activities. A joint venture between SBS and Endemol, Holland's leading production company, is developing @FUN, Holland's first entertainment portal and through vt4.net, SBS is the leading provider of free Internet access services in Belgium. SBS' radio station KISS-FM has the most heavily trafficked Internet site in Finland. HOT Italia, a joint venture amongst HOT Europe, SBS and HSN, will launch Italy's first live home shopping channel late in 2000.

Headquartered in Amsterdam, UPC is one of the most innovative broadband communications companies in Europe and owns and operates the largest pan-European group of broadband communication networks. UPC provides cable television, telephony, high-speed Internet access and programming services in thirteen countries across Europe and in Israel. As of January 31, 2000, on an aggregate basis, UPC's systems passed approximately 10.5 million homes with more than 6.8 million basic cable subscribers. In addition, UPC systems had 226,700 residential telephony lines and 19,500 business telephony lines as well as 130,100 residential Internet subscribers and 3,600 business Internet subscribers.

UPC is a consolidated subsidiary of Denver based UnitedGlobalCom Inc. ("United") (NASDAQ: "UCOMA") and Microsoft has an interest of approximately 7.0% in UPC. UPC shares are traded on the Amsterdam Stock Exchange ("UPC") and NASDAQ ("UPCOY").

Legal Disclaimers and Safe Harbour Statements:

The tender offer described in this announcement for the outstanding shares of SBS has not yet commenced, and this announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer will be made only through a prospectus and the Letter of Transmittal.

The Merger Committee of The Netherlands has been notified in accordance with the Netherlands Merger Code.

UPC and SBS do not currently envisage that the transaction, if consummated, will result in material consequences for employees of the operations of UPC and SBS in the Netherlands.

Statements in this press release regarding SBS' and UPC's businesses which are not historical facts including the potential joint ventures and investments are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties include the parties' abilities to consummate the transaction and develop the business concepts outlined.

IN CONNECTION WITH ITS PROPOSED EXCHANGE OFFER, UPC WILL FILE A REGISTRATION STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") AND A PROSPECTUS AND EXCHANGE OFFER MATERIALS WILL BE INCLUDED IN THAT REGISTRATION STATEMENT. OTHER MATERIALS RELATING TO THE OFFER WILL ALSO BE FILED WITH THE SEC. INVESTORS ARE URGED TO READ THE PROSPECTUS AND EXCHANGE OFFER MATERIALS AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC BECAUSE THEY WILL INCLUDE IMPORTANT INFORMATION.

MATERIALS FILED WITH THE SEC WILL BE AVAILABLE ELECTRONICALLY, WITHOUT CHARGE, AT AN INTERNET SITE MAINTAINED BY THE SEC. THE ADDRESS OF THAT SITE IS HTTP://WWW.SEC.GOV. IN ADDITION, THE PROSPECTUS AND EXCHANGE OFFER MATERIALS FILED WITH THE SEC WILL BE MAILED TO SBS SHAREHOLDERS AND MAY BE OBTAINED WITHOUT CHARGE FROM UPC OR SBS UPON REQUEST. DOCUMENTS FILED WITH THE SEC WITH RESPECT TO THE OFFER MAY BE OBTAINED FROM UPC DIRECTING A REQUEST TO UNITED PAN-EUROPE COMMUNICATIONS N.V., FRED. ROESKESTRAAT 123, P.O. BOX 74763, 1070 BT AMSTERDAM, THE NETHERLANDS, TELEPHONE +31-20-778-9840.

UNLESS UPC OTHERWISE DETERMINES, THE EXCHANGE OFFER WILL NOT BE MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, OR BY THE USE OF THE MAILS OR ANY MEANS OR INSTRUMENTALITY (INCLUDING, WITHOUT LIMITATION, TELEPHONICALLY OR ELECTRONICALLY) OF INTERSTATE OR FOREIGN COMMERCE OF, OR ANY FACILITIES OF A NATIONAL, STATE OR OTHER SECURITIES EXCHANGE OF CANADA, AUSTRALIA OR JAPAN AND WILL NOT BE CAPABLE OF ACCEPTANCE BY ANY SUCH USE, MEANS, INSTRUMENTALITY OR FACILITY WITHIN CANADA, AUSTRALIA OR

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JAPAN AND THIS ANNOUNCEMENT MAY NOT BE DISTRIBUTED IN ANY SUCH JURISDICTIONS.

THIS ANNOUNCEMENT HAS BEEN ISSUED BY UPC AND HAS BEEN APPROVED BY GOLDMAN SACHS INTERNATIONAL FOR THE PURPOSES OF SECTION 57 OF THE UK FINANCIAL SERVICES ACT 1986.

SOURCE: United Pan-Europe Communications and SBS Broadcasting

CONTACTS:

For SBS Broadcasting: Investors: Chris Plunkett or Michael Smargiassi, Brainerd Communicators, Inc., +1 212 986 6667, or Press: Jeff Pryor, Pryor & Associates, +1 818 382 2233 or Elena Shalneva, Citigate Dewe Rogerson, +44 171 282 28 40.

For UPC: Henrietta Hirst, Director of Group Corporate Communications, +44 207 518 7996, fax: +44 207 518 7981, or mobile: +44 788 074 2375,
henrietta@upclondon.com or Chris Smith, Managing Director Corporate Development,
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+ 44 207 518 7988 csmith@upclondon.com or Ton Tuijten, General Counsel,
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+31207789872 or mobile +31622522276, ttuijten@upccorp.com.
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